Exhibit 10.39
FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

This Fourth Amendment to Note Purchase Agreement (the “Amendment”) is entered into by and among Pope Resources, a Delaware limited partnership (“Borrower”), John Hancock Life Insurance Company, a Massachusetts corporation, and John Hancock Variable Life Insurance Company, a Massachusetts corporation (John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company are individually and collectively referred to herein as “Note Holders”).

RECITALS

Borrower and Note Holders entered into that certain Note Purchase Agreement dated March 29, 2001, as amended by First Amendment to Note Purchase Agreement dated October 24, 2001, Second Amendment to Note Purchase Agreement dated August 8, 2003, and Third Amendment to Note Purchase Agreement dated March 24, 2004, which superseded and replaced all prior amendments to such Note Purchase Agreement (such Note Purchase Agreement, as previously amended and as amended herein is referred to as the "Agreement"), in connection with the sale and purchase of certain Class A Fixed Rate Senior Secured Notes all dated March 29, 2001, in the aggregate principal amount of $30,000,000. Borrower and Note Holders wish to further amend the Agreement in certain respects. Unless otherwise indicated all capitalized terms in this Amendment shall have the meanings attributed to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.  Section 8.2(ii) of the Agreement is hereby amended to read as follows: “(ii) Debt under that certain Loan Agreement dated as of October 26, 2004, by and between Borrower and Bank of America in connection with a $10 million line of credit facility and all other Debt outstanding as the Closing Date, and any refinancings, refundings, renewals, replacements or extensions thereof, provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal, replacement or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any unutilized commitments thereunder;”

2.  Section 8.5 of the Agreement is hereby deleted in its entirety.

3.  The following Section 8.16 is hereby added to the Agreement: “8.16 Loan to Value Ratio. Notwithstanding anything herein to the contrary, permit the Loan to Value Ratio to exceed fifty percent (50%). If at any time the Loan to Value Ratio exceeds fifty percent (50%), Borrower shall deposit funds into the Collateral Account sufficient to reduce the Loan to Value Ratio to 50% or less.”

4.  As amended herein, the Agreement is hereby confirmed and reaffirmed by Borrower and Note Holders and shall remain in full force and effect.

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1-FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, Borrower and Note Holders have executed this Amendment as of the date(s) written below.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership,

By: Pope MGP, Inc., a Delaware corporation, its managing partner

By:__________________________________________
Name: Thomas M. Ringo
Title: Vice President & CFO

Date:________________________, 2005

JOHN HANCOCK LIFE INSURANCE COMPANY, a corporation incorporated under the laws of the Commonwealth of Massachusetts

By:________________________________________
Name: C. Whitney Hill
Title: Director

Date:___________________________, 2005

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, a corporation incorporated under the laws of the Commonwealth of Massachusetts

By:________________________________________
Name: C. Whitney Hill
Title: Authorized Signatory

Date:_________________________, 2005

2-FOURTH AMENDEMENT TO NOTE PURCHASE AGREEMENT